Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-3 of Terex Corporation of our reports dated February 20, 2002 relating to the financial statements and financial statement schedule, which appear in Terex Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
--------------------------------
PricewaterhouseCoopers LLP

Stamford, CT
February 10, 2003